UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2006

Q.E.P. CO., INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-21161	13-2983807
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1001 Broken Sound Parkway

Boca Raton, Florida 33487

(Address of principal executive offices)

561-994-5550

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1- Financial Information

Item 1.01. Entry into a Material Definitive Agreement.

As disclosed under Item 5.02, on January 12, 2006, Q.E.P. Co., Inc. (the “Company”) appointed Randall N. Paulfus to serve as Interim Chief Financial Officer, effective as of January 31, 2006. The description of the terms of Mr. Paulfus’ employment arrangement in Item 5.02 is incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 12, 2006, the Company appointed Randall N. Paulfus to serve as Interim Chief Financial Officer, effective January 31, 2006. Mr. Paulfus is a partner with Tatum LLC (“Tatum”), an executive services and consulting firm. Mr. Paulfus’ services will be engaged through an interim executive services agreement between the Company and Tatum, and a separate letter agreement between the Company and Mr. Paulfus (collectively, the “Employment Arrangement”). Under the terms of the Employment Arrangement, the Company will pay Mr. Paulfus a salary of $6,000 per week and pay Tatum a fee of $1,500 per week through the term of Mr. Paulfus’ engagement with the Company. After the first three months, the Company, Tatum, or Mr. Paulfus may terminate the Employment Arrangement upon at least 30 days’ prior written notice. The Company has no obligation to provide Mr. Paulfus any stock or incentive compensation, or medical benefits. Mr. Paulfus will be eligible to participate in any Company employee retirement and/or 401(k) plan and entitled to vacation and holidays in accordance with the Company’s policy as it applies to senior management. The Company will reimburse Mr. Paulfus for the reasonable out-of-pocket expenses incurred in connection with his service as Interim Chief Financial Officer to the same extent that the Company is responsible for such expenses of senior officers of the Company.

Mr. Paulfus, age 59, is a certified public accountant. He joined Tatum in 1998 and has served a variety of manufacturing and service company clients as an interim chief financial officer while affiliated with Tatum. From 1997 to 1998, Mr. Paulfus served as the chief financial officer of Advanced Electronic Support Products, Inc., a publicly-traded manufacturing company. From 1992 to 1997, Mr. Paulfus served in various interim corporate roles for companies in financial transition as an employee and consultant of Lissner Associates, Ltd.

Section 9- Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

As described in Items 1.01 and 5.02 of this Report, the following Exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Interim Executive Services Agreement between the Company and Tatum dated January 12, 2006.

10.2	Letter Agreement between the Company and Randall N. Paulfus dated January 12, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Q.E.P. Co., Inc.

Date: January 13, 2006	By:	/s/ Lewis Gould
	Name:	Lewis Gould
	Title:	Chairman of the Board of Directors and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Interim Executive Services Agreement between the Company and Tatum dated January 12, 2006.

10.2	Letter Agreement between the Company and Randall N. Paulfus dated January 12, 2006.